news release

GODADDY REPORTS FIRST QUARTER 2022 EARNINGS RESULTS
Revenue up 11%
Announces an additional $250M share repurchase plan

TEMPE, Ariz., May 4, 2022 /PRNewswire/ - GoDaddy Inc. (NYSE: GDDY), the company that empowers everyday entrepreneurs, today reported financial results for the first quarter ended March 31, 2022.

“GoDaddy's value proposition for helping small businesses succeed by simplifying their needs is resonating in the market, as evidenced by our strong first quarter financial results,” said GoDaddy CEO Aman Bhutani, “We continue to execute well against our strategic priorities, including building a one-stop shop for connected commerce, ubiquitous presence and digital identity, wrapped in our world-class customer service.”

"In the first quarter, GoDaddy delivered a strong start to 2022, demonstrating consistent execution and the resiliency of our business,” said GoDaddy CFO Mark McCaffrey. “We remain committed to delivering a balanced combination of durable top-line growth, profitability at scale and robust cash flow as outlined at our recent Investor Day."

Consolidated First Quarter Financial Highlights

	Three Months Ended March 31,
	2022	2021	Change	Constant Currency

	(dollars in millions)
GAAP Results:
Total Revenue	$1,002.7	$901.1	11.3%	11.5%
Applications & commerce revenue	$303.1	$262.0	15.7%
Core platform revenue	$699.6	$639.1	9.5%
International revenue	$329.8	$303.1	8.8%	9.5%
Net cash provided by operating activities	$250.9	$221.3	13.4%
Net income	$68.6	$10.8	NM
Non-GAAP Results:
Normalized EBITDA (NEBITDA)	$225.9	$192.2	17.5%
Applications & commerce NEBITDA	$119.8	$100.9	18.7%
Core platform NEBITDA	$178.4	$149.6	19.3%
Unlevered free cash flow	$286.8	$268.3	6.9%
Operating Metric:
Total bookings	$1,156.3	$1,088.7	6.2%	7.2%

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Business Highlights
•In February, GoDaddy launched a $750 million accelerated share repurchase program and repurchased an initial 6.5 million shares during the first quarter. Remaining shares under this program are expected to be delivered in May.
•GoDaddy today announced an intention to fulfill its $1 billion share repurchase target for 2022 through an additional $250 million of repurchases to be made during the second and third quarters.
•During the first quarter, GoDaddy launched Commerce Plus directed at larger customers with more complex needs. Commerce Plus enables sales tax automation, higher order limits for marketplaces, faster inventory syncs with unlimited product and email marketing messages for customer stores.
•GoDaddy Payments continues to show strength with adoption of 70% within the commerce tier of Websites + Marketing and 25% within Managed WordPress.
•Annualized recurring revenue (ARR) for Applications and Commerce grew 14% year over year to $1.2 billion.
•ARR for Core Platform grew 5% year over year to $2.2 billion.
•GoDaddy continued to drive strong growth in commerce offerings with gross merchandise volume (GMV) of $24 billion in the first quarter, up over 20% year over year.

Balance Sheet
At March 31, 2022, total cash and cash equivalents were $743 million, total debt was $3.913 billion and net debt was $3.170 billion.
Business Outlook
For the second quarter ending June 30, 2022, GoDaddy targets total revenue in the range of $1.01 billion to $1.02 billion, representing year over year growth of 9% at the midpoint. In the second quarter, GoDaddy expects applications & commerce revenue growth in the range of 14% to 16% and core platform revenue growth in the range of 5% to 7%.
For the second quarter ending June 30, 2022, GoDaddy targets normalized EBITDA in the range of $232 million to $237 million, representing year over year growth of 18% at the midpoint.
For the full year ending December 31, 2022, GoDaddy targets total revenue in the range of $4.14 billion to $4.16 billion, representing year over year growth of 9% at the midpoint.
For the full year ending December 31, 2022, GoDaddy expects unlevered free cash flow of approximately $1.1 billion, representing growth of 15% year over year, versus the $960 million of unlevered free cash generated in 2021.
GoDaddy's consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (GAAP). GoDaddy does not provide reconciliations from non-GAAP guidance to GAAP because projections of changes in individual balance sheet amounts are not possible without unreasonable effort and presentation of such reconciliations would imply an inappropriate degree of precision. GoDaddy's reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Quarterly Conference Call and Webcast
GoDaddy will host a conference call and webcast to discuss first quarter 2022 results at 5:00 p.m. Eastern Time on May 4, 2022. To participate in the webcast, please pre-register online at https://investors.godaddy.net/investor-relations/overview/default.aspx. A live webcast of the call, together with a slide presentation including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through GoDaddy's Investor Relations website at https://investors.godaddy.net. A transcript of pre-recorded remarks will be available on the Investor Relations website at the time of the earnings call. Following the call, a recorded replay of the webcast will be available on the website.
GoDaddy Inc. uses its Investor Relations website at https://investors.godaddy.net as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor GoDaddy’s Investor Relations website, in addition to following press releases, Securities and Exchange Commission (SEC) filings, public conference calls and webcasts.
Forward-Looking Statements
This press release contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on estimates and information available to us at the time of this press release and are not guarantees of future performance. Statements in this press release involve risks, uncertainties and assumptions. If the risks or uncertainties materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact could be deemed forward-looking statements, including, but not limited to any statements regarding: launches of new or expansion of existing products or services, any projections of product or service availability, technology developments and innovation, customer growth, or other future events; historical results that may suggest future trends for our business; our plans, strategies or objectives with respect to future operations, including international expansion plans, partner integrations and marketing strategy; future financial results; GoDaddy’s ability to integrate its acquisitions and achieve desired synergies and vertical integration; as well as the impact of the COVID-19 pandemic on our business, customers, employees and third-party partners; and assumptions underlying any of the foregoing.
Actual results could differ materially from our current expectations as a result of many factors, including, but not limited to: the unpredictable nature of our rapidly evolving market; fluctuations in our financial and operating results; our rate of growth; interruptions or delays in our service or our web hosting; breaches of our security measures; the impact of any previous or future acquisitions; our ability to continue to release, and gain customer acceptance of, our existing and future products and services; our ability to manage our growth; our ability to hire, retain and motivate employees; the effects of competition; technological, regulatory and legal developments; intellectual property litigation; developments in the economy, financial markets and credit markets, including as a result of the ongoing COVID-19 pandemic, continued escalation of geopolitical tensions, and increasing interest rates and inflationary pressures; and execution of share repurchases.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Additional risks and uncertainties that could affect GoDaddy’s business and financial results are included in the filings we make with the SEC from time to time, including those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2021, which are available on GoDaddy's website at https://investors.godaddy.net and on the SEC's website at www.sec.gov. Additional information will also be set forth in other filings that GoDaddy makes with the SEC from time to time. All forward-looking statements in this press release are based on information available to GoDaddy as of the date hereof. Except to the extent required by law, GoDaddy does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures and Other Operating Metrics
In addition to our financial results prepared in accordance with GAAP, this press release includes certain non-GAAP financial measures and other operating metrics. We believe that these non-GAAP financial measures and other operating metrics are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance. The non-GAAP financial measures included in this press release should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation between each non-GAAP financial measure and its nearest GAAP equivalent is included in this press release following the financial statements. We use both GAAP and non-GAAP measures to evaluate and manage our operations.
Total bookings. Total bookings represents the total sales of products to customers in a given period, excluding refunds. We believe total bookings provides valuable insight into (i) the performance of our business since we typically collect payment at the time of sale but recognize subscription revenue ratably over the term of our customer contracts and (ii) the effectiveness of our sales efforts since refunds often occur in periods different from the period of sale for reasons unrelated to the marketing efforts leading to the initial sale.
Constant currency. Constant currency is calculated by translating bookings and revenue for each month in the current period using the foreign currency exchange rates for the corresponding month in the prior period, excluding any hedging gains or losses realized during the period. We believe constant currency information is useful in analyzing underlying trends in our business by eliminating the impact of fluctuations in foreign currency exchange rates and allows for period-to-period comparisons of our performance.
Normalized EBITDA (NEBITDA). NEBITDA is a supplemental measure of our operating performance used by management to evaluate our business. We believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of core operating results and permits period-over-period comparisons of our operations. We calculate NEBITDA as net income excluding depreciation and amortization, interest expense (net), provision or benefit for income taxes, equity-based compensation expense, acquisition-related costs and certain other items.
Unlevered free cash flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate our business prior to the impact of our capital structure and restructuring and after purchases of property and equipment. Such liquidity can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Net debt. We define net debt as total debt less cash and cash equivalents. Total debt consists of the current portion of long-term debt plus long-term debt and unamortized original issue discount and debt issuance costs. Our management reviews net debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage and we believe such information is useful to investors. Furthermore, certain analysts and debt rating agencies monitor our net debt as part of their assessments of our business.
Gross merchandise volume (GMV). GMV is an operating metric calculated by annualizing the total quarterly dollar value of orders facilitated by our customers through our Commerce platforms, including shipping and handling, and taxes, and is shown net of discounts, and returns (where visibility exists). While GMV is not indicative of our performance, we believe it is an indicator of the strengths of our products and platforms.
Annualized recurring revenue (ARR). ARR is defined as quarterly recurring revenue (QRR) multiplied by four. QRR represents the quarterly recurring GAAP revenue, net of refunds, from new and renewed subscription-based services. ARR is exclusive of any revenue that is non-recurring, including, without limitation, domain aftermarket, domain transfers, one-time set-up or migration fees and non-recurring professional website services fees. We believe ARR helps illustrate the scale of certain of our products and facilitates comparisons to other companies in our industry.

About GoDaddy
GoDaddy is empowering everyday entrepreneurs around the world by providing all of the help and tools to succeed online and in person. GoDaddy is the place people come to name their idea, build a professional website, attract customers, sell their products and services and manage their work. Our mission is to give our customers the tools, insights and the people to transform their ideas and personal initiative into success. To learn more about the company visit www.GoDaddy.com.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Operations (unaudited)
(In millions, except shares in thousands and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue:
Applications & commerce	$303.1	$262.0
Core platform	699.6	639.1
Total revenue	1,002.7	901.1
Costs and operating expenses(1)(2)
Cost of revenue (excluding depreciation and amortization)	370.2	321.2
Technology and development	190.1	186.4
Marketing and advertising	116.3	132.7
Customer care	77.7	78.6
General and administrative	90.6	95.2
Depreciation and amortization	48.2	49.0
Total costs and operating expenses	893.1	863.1
Operating income	109.6	38.0
Interest expense	(33.6)	(28.7)
Other income (expense), net	(1.1)	0.7
Income before income taxes	74.9	10.0
Benefit (provision) for income taxes	(6.3)	0.8
Net income	68.6	10.8
Less: net income attributable to non-controlling interests	0.2	—
Net income attributable to GoDaddy Inc.	$68.4	$10.8
Net income attributable to GoDaddy Inc. per share of Class A common stock:
Basic	$0.42	$0.06
Diluted	$0.41	$0.06
Weighted-average shares of Class A common stock outstanding:
Basic	164,323	169,435
Diluted	166,811	173,053
___________________________
(1) Costs and operating expenses include equity-based compensation expense as follows:
Cost of revenue	$0.3	$0.2
Technology and development	32.9	27.0
Marketing and advertising	7.0	6.2
Customer care	4.2	3.0
General and administrative	16.8	16.2
Total equity-based compensation expense	$61.2	$52.6

(2) Costs and operating expenses include acquisition-related expenses as follows:
Technology and development	$4.2	$29.2
Customer care	0.1	1.4
General and administrative	3.4	16.3
Total acquisition-related expenses	$7.7	$46.9
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Balance Sheets (unaudited)
(In millions, except per share amounts)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$742.7	$1,255.7
Accounts and other receivables	59.7	63.6
Prepaid domain name registry fees	433.3	419.7
Prepaid expenses and other current assets	208.0	150.8
Total current assets	1,443.7	1,889.8
Property and equipment, net	222.6	220.0
Operating lease assets	100.8	109.2
Prepaid domain name registry fees, net of current portion	186.8	181.4
Goodwill	3,514.4	3,540.8
Intangible assets, net	1,343.8	1,384.7
Other assets	89.2	91.2
Total assets	$6,901.3	$7,417.1
Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$114.2	$85.2
Accrued expenses and other current liabilities	374.1	437.3
Deferred revenue	1,961.6	1,890.1
Long-term debt	24.1	24.1
Total current liabilities	2,474.0	2,436.7
Deferred revenue, net of current portion	763.7	743.3
Long-term debt, net of current portion	3,852.8	3,858.2
Operating lease liabilities, net of current portion	136.5	142.7
Other long-term liabilities	74.7	77.7
Deferred tax liabilities	68.3	75.3
Commitments and contingencies
Stockholders' equity (deficit):
Preferred stock, $0.001 par value	—	—
Class A common stock, $0.001 par value	0.2	0.2
Class B common stock, $0.001 par value	—	—
Additional paid-in capital	1,665.6	1,594.7
Accumulated deficit	(2,156.4)	(1,474.6)
Accumulated other comprehensive income (loss)	20.1	(38.6)
Total stockholders' equity (deficit) attributable to GoDaddy Inc.	(470.5)	81.7
Non-controlling interests	1.8	1.5
Total stockholders' equity (deficit)	(468.7)	83.2
Total liabilities and stockholders' equity (deficit)	$6,901.3	$7,417.1

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

GoDaddy Inc.
Consolidated Statements of Cash Flows (unaudited)
(In millions)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net income	$68.6	$10.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	48.2	49.0
Equity-based compensation expense	61.2	52.6
Other	17.6	6.4
Changes in operating assets and liabilities, net of amounts acquired:
Prepaid domain name registry fees	(19.8)	(28.3)
Deferred revenue	94.6	127.1
Other operating assets and liabilities	(19.5)	3.7
Net cash provided by operating activities	250.9	221.3
Investing activities
Business acquisitions, net of cash acquired	—	(298.5)
Purchases of property and equipment	(12.3)	(9.0)
Other investing activities	(0.2)	1.0
Net cash used in investing activities	(12.5)	(306.5)
Financing activities
Proceeds received from:
Issuance of senior notes	—	800.0
Stock option exercises	8.5	11.6
Payments made for:
Repurchases of Class A common stock	(750.1)	(180.1)
Repayment of term loans	(8.1)	(8.1)
Other financing obligations	(0.9)	(9.7)
Net cash provided by (used in) financing activities	(750.6)	613.7
Effect of exchange rate changes on cash and cash equivalents	(0.8)	(0.6)
Net increase (decrease) in cash and cash equivalents	(513.0)	527.9
Cash and cash equivalents, beginning of period	1,255.7	765.2
Cash and cash equivalents, end of period	$742.7	$1,293.1

2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

Reconciliation of Non-GAAP Financial Measures
The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

	Three Months Ended March 31,
	2022	2021

	(in millions)
Normalized EBITDA (NEBITDA):
Applications & commerce	$119.8	$100.9
Core platform	178.4	149.6
Corporate overhead and other	(72.3)	(58.3)
Total NEBITDA	225.9	192.2
Depreciation and amortization	(48.2)	(49.0)
Equity-based compensation expense	(61.2)	(52.6)
Interest expense, net of interest income	(33.2)	(28.4)
Acquisition-related expenses	(7.7)	(46.9)
Restructuring and other(1)	(0.7)	(5.3)
Income before income taxes	74.9	10.0
Benefit (provision) for income taxes	(6.3)	0.8
Net income	$68.6	$10.8
_______________________________
(1) Includes lease-related expenses associated with closed facilities.

	Three Months Ended March 31,
	2022	2021

	(in millions)
Unlevered Free Cash Flow:
Net cash provided by operating activities	$250.9	$221.3
Cash paid for interest on long-term debt	28.1	15.0
Cash paid for acquisition-related costs(1)	18.1	38.7
Capital expenditures	(12.3)	(9.0)
Cash paid for restructuring charges(2)	2.0	2.3
Unlevered free cash flow	$286.8	$268.3
_______________________________
(1) Includes, for the three months ended March 31, 2021, $29.4 million in compensatory payments expensed in connection with our February 2021 acquisition of Poynt.
(2) Includes lease-related payments associated with closed facilities.
2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net

The following table provides a reconciliation of net debt:

March 31, 2022

(in millions)
Net Debt:
Current portion of long-term debt	$24.1
Long-term debt	3,852.8
Unamortized original issue discount and debt issuance costs	36.2
Total debt	3,913.1
Less: cash and cash equivalents	(742.7)
Net debt	$3,170.4

Shares Outstanding
Shares of Class B common stock are not participating securities, and therefore do not have rights to share in our earnings. Total shares of common stock outstanding are as follows:

	March 31,
	2022	2021

	(in thousands)
Shares Outstanding:
Class A common stock	161,686	168,445
Class B common stock	312	479
Total common stock outstanding	161,998	168,924
Effect of dilutive securities(1)	2,175	3,034
Total shares outstanding	164,173	171,958
___________________________________________________________________________________________________________________
(1) Calculated using the treasury stock method, which excludes the impact of antidilutive securities.

CONTACTS:

Investors
Christie Masoner
investors@godaddy.com

Media
Kristy Nicholas
pr@godaddy.com

Source: GoDaddy Inc.

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2155 E. GoDaddy Way Tempe, AZ 85284 T: 480.505.8800 https://investors.godaddy.net